Exhibit 99.1

Investview (“INVU”) Announces Termination of Employment of its former CEO

Eatontown, NJ, December 08, 2021 — Investview, Inc. (OTCQB: INVU)—The Board of Directors of Investview, Inc. today on December 8, 2021, Investview, Inc. (the “Company”), terminated the employment of Joseph Cammarata, its former Chief Executive Officer, for cause.

Mr. Cammarata had been placed on administrative leave and removed from all duties and responsibilities on November 5, 2021, following the announcement of civil and criminal charges filed against him in connection with his involvement with a class action claims aggregator, Alpha Plus Recovery, LLC, an unrelated entity that is not and was never affiliated with the Company. In its notice of a for cause termination, the Company concluded that cause existed due to, among other things, Mr. Cammarata’s inability, in light of the criminal charges and related confinement, to devote his time, attention and services to the business and affairs of the Company. In conjunction with his termination from office, on December 8, 2021, Mr. Cammarata tendered his resignation from the Company’s Board of Directors. In his resignation, Mr. Cammarata offered no disagreement on any matter relating to the Company’s operations, policies or practices; however, through counsel, he has denied that grounds exist justifying the Company’s termination of him for cause and has noticed the Company that he intends to reserve all rights arising in connection with his termination.Mr. Cammarata has not received any severance payment.

In order to ensure continuity going forward, on November 5th, 2021, the Company’s Board appointed David B. Rothrock as Chairman of the Board and James R. Bell as acting CEO and will work directly with the Company’s board and executive leadership group until a new leader is named. Mr. Rothrock and Mr. Bell have been on the Company’s Board since April 2020. Mr. Rothrock as Chairman of the Company will be involved in its management and executive search.

The Company said it has begun an executive search for a new CEO and that no changes in its goals or objectives are planned.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Mario Romano

Phone Number: 732.889.4308

Email: pr@investview.com